Exhibit 10

TENTH AMENDMENT TO THE
FIRST MIDWEST BANCORP Inc. SAVINGS AND PROFIT SHARING PLAN

AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998

WHEREAS, First Midwest Bancorp, Inc. (the "Company") maintains the First Midwest Bancorp Inc. Savings and Profit Sharing Plan as amended and restated effective January 1, 1998 (the "Plan"); and,

WHEREAS, it is now deemed desirable and in the best interest of participants and beneficiaries to amend certain provisions of the Plan;

NOW THEREFORE, pursuant to the power reserved to the undersigned officer of the Company in accordance with the authorizations and directions of the Board of Directors of the Company, the Plan is hereby amended effective March 31, 2006 in the following particulars:

    The last sentence of subsection 2.1(d) is restated as follows:

    "Notwithstanding any other provision of this Plan, hours of service with Heritage Financial Services, Inc., First of America Bank, Crystal Lake Office, The Northern Trust Company, Higgins Road Office, CoVest Bancshares, Inc. ("CoVest"), The Elgin State Bank, Carpentersville Office and Bank Calumet, Inc., shall be deemed to be Hours of Service with the Employer under this Plan for purposes of this Section 2.1. Further notwithstanding any provision of this Plan, every Eligible Employee who was a participant in or was eligible to participate in the CoVest Banc Profit Sharing Plan on the date of the merger of CoVest with the Company shall become a Participant in the Plan on January 1, 2004."

    The last sentence of subsection 2.3(a) is restated as follows:

"Notwithstanding any other provision of this Plan, the following service shall be deemed to be service with the Employer for purposes of this Section 2.3: (i) with respect to any employee who commenced employment on or prior to September 4, 1998, service with First of America Bank, Crystal Lake Office; (ii) with respect to any employee who commenced employment with the Employer prior to October 1, 1998, service with Heritage Financial Services, Inc.; (iii) with respect to any employee who commenced employment with the Employer prior to July 1, 2003, service with The Northern Trust Company, Higgins Road Office; (iv) with respect to any employee who commenced employment with the Employer prior to January 1, 2004, service with CoVest Bancshares, Inc. and any of its affiliates; (v) with respect to any employee who commenced employment with the Employer prior to February 1, 2006, service with The Elgin State Bank, Carpentersville Office; and (iv) with respect to any employee who commenced employment with Employer prior to April 1 2006, service with Bank Calumet, Inc."

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(Signature Page Follows)

/S/ JOHN M. O'MEARA John M. O'Meara President and Chief Executive Officer Date: February 23, 2006

CERTIFICATE

I, Barbara E. Briick do hereby certify that I am the Corporate Secretary of First Midwest Bancorp, Inc. (the "Company"), a Delaware corporation, and as such I am the keeper of the corporate seal and of the minutes and records of the Company; that attached hereto is a complete, true and correct copy of the Tenth Amendment to the First Midwest Bancorp Inc. Savings and Profit Sharing Plan, as amended and restated as of January 1, 1998 (the "Tenth Amendment"), which Tenth Amendment was duly adopted by the appropriate officer of the Company on February 23, 2006; and that said Tenth Amendment has not been rescinded or modified in any manner and remains in full force and effect.

WITNESS my signature and seal of the Company this 23rd day of February, 2006.

/S/ BARBARA E. BRIICK Secretary (SEAL)

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